As filed with the Securities and Exchange Commission on June 1, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MRO SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2448516 (I.R.S. employer identification no.)
100 Crosby Drive Bedford, Massachusetts (Address of principal executive offices)	01730 (Zip Code)

MRO Software, Inc. 2002 Employee Stock Purchase Plan
(Full title of the plan))

Craig Newfield
MRO Software, Inc.
100 Crosby Drive
Bedford, Massachusetts 01730
(781) 280-2000
(Name and address, including telephone number and area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock ($.01 par value)	500,000 shares	$20.43 (1)	$10,215,000 (1)	$1,093
(1)	Estimated pursuant to Rule 457(c) and (h) based on the average of the high and low prices of the Common Stock as reported on the NASDAQ Stock Market on May 30, 2006.

This registration statement covers 500,000 shares of our common stock issuable under our 2002 Employee Stock Purchase Plan. These shares are in addition to an aggregate of 750,000 shares of our common stock registered under our 2002 Employee Stock Purchase Plan pursuant to a registration statement on Form S-8, SEC File No. 333-98171, filed with the Securities and Exchange Commission on August 15, 2002.

-i-

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents which we filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

(a)	Our annual report on Form 10-K for the fiscal year ended September 30, 2005, filed with the SEC on December 14, 2005;

(b)	Our quarterly reports on Form 10-Q for the fiscal quarters ended December 31, 2005 and March 31, 2006, filed with the SEC on February 9, 2006 and May 10, 2006, respectively;

(c)	Our definitive proxy statement used in connection with our 2006 annual meeting of stockholders, filed with the SEC on January 26, 2006;

(d)	Our current reports on Form 8-K, filed with the SEC on January 19, 2006 and April 20, 2006, respectively; and

(e)
The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on April 14, 1994, including all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities registered hereby is being passed upon for us by Craig Newfield, Esq., our General Counsel.

Item 6. Indemnification of Directors and Officers.

Article 6 of our Amended and Restated Articles of Organization provides that a director shall not have personal liability to us or our stockholders for monetary damages arising out of the director’s breach of fiduciary duty as our director, to the maximum extent permitted by Massachusetts Law.

Article 6 of our Amended and Restated Articles of Organization further provides that we shall, to the fullest extent authorized by Massachusetts Laws, indemnify each person who is, or shall have been, one of our directors or officers or who is or was one of our directors or employees and is serving, or shall have served, at our request, as director or officer of another organization or in any capacity with respect to any of our employee benefit plans, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys’ fees) imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding whether civil or criminal, in which they may be involved by reason of being or having been such a director or officer or as a result of service with respect to any such employee benefit plan.

Section 8.51 of Chapter 156D of the Massachusetts General laws provides that a corporation may indemnify a director against liability if:

(1)    (i) he conducted himself in good faith; and

(ii)he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and

(iii)in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

(2)    he engaged in conduct for which he shall not be liable under a provision of the corporation’s articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws.

Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws provides that the articles of organization of a corporation may state a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions to shareholders, or (d) for any transaction from which the director derived an improper personal benefit.

Section 8.52 of Chapter 156D of the Massachusetts General Laws requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director against reasonable expenses incurred by him. Section 8.56 of Chapter 156D of the Massachusetts General Laws allows corporations to indemnify officers to the same or greater extent as directors.

The effect of these provisions would be to permit indemnification by us for, among other liabilities, liabilities arising out of the Securities Act of 1933, as amended.

Section 8.57 of Chapter 156D of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We maintain an officers’ and directors’ liability insurance policy.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Articles of Organization (included as Exhibit 3.3 to the Company’s Registration Statement on Form S-1, Registration No. 33-76420, and incorporated herein by reference) *
4.2	Restated By-Laws, as amended (Exhibit 3.5 to our quarterly report on Form 10-Q, filed with the SEC on February 14, 2001) *
4.3	Specimen certificate for our Common Stock (Exhibit 4.1 to our registration statement on Form S-1, Registration No. 33-76420) *
4.4	Article 4B of our Amended and Restated Articles of Organization (Exhibit 4.1 to our registration statement on Form S-1, Registration No. 33-76420) *
4.5	Rights Agreement dated January 27, 1998 with BankBoston, N.A. (Exhibit 4(a) to our current report on Form 8-K, filed with the SEC on February 3, 1998) *
4.6	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (Exhibit 4 (b) to our current report on Form 8-K, filed with the SEC On February 3, 1998) *
4.7	Form of Rights Certificate (Exhibit 4 (c) to our current report on Form 8-K, filed with the SEC on February 3, 1998) *
4.8	2002 Employee Stock Purchase Plan (included as Appendix A to the Company’s Proxy Statement for its 2006 annual meeting of stockholders, filed with the SEC on January 26, 2005) *
5.1	Legal Opinion of Craig Newfield, Esq.
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Craig Newfield, Esq. (contained in Exhibit 5.1)
24	Power of Attorney (contained on the signature page of this registration statement.)
____________________
*
Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)    To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Bedford, The Commonwealth of Massachusetts, on this 31st day of May, 2006.

MRO SOFTWARE, INC.

By:	/s/ Norman E. Drapeau, Jr.
Norman E. Drapeau, Jr.
President and CEO

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Norman E. Drapeau, Jr., Peter J. Rice and Craig Newfield, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert L. Daniels	Chairman of the Board	May 31, 2006
Robert L. Daniels
/s/ Norman E. Drapeau, Jr.	President, Chief Executive Officer and Director	May 31, 2006
Norman E. Drapeau, Jr.	(Principal Executive Officer)
/s/ Peter J. Rice	Chief Financial Officer, Executive Vice President, Finance and Administration, Treasurer and Director	May 31, 2006
Peter J. Rice	(Principal Financial and Accounting Officer)
/s/ David N. Campbell	Director	May 31, 2006
David N. Campbell
/s/ Richard P. Fishman	Director	May 31, 2006
Richard P. Fishman
/s/ John A. McMullen	Director	May 31, 2006
John A. McMullen
/s/ Stephen B. Sayre	Director	May 31, 2006
Stephen B. Sayre
/s/ Alan L. Stanzler	Director	May 31, 2006
Alan L. Stanzler

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Articles of Organization (included as Exhibit 3.3 to the Company’s Registration Statement on Form S-1, Registration No. 33-76420, and incorporated herein by reference) *
4.2	Restated By-Laws, as amended (Exhibit 3.5 to our quarterly report on Form 10-Q, filed with the SEC on February 14, 2001) *
4.3	Specimen certificate for our Common Stock (Exhibit 4.1 to our registration statement on Form S-1, Registration No. 33-76420) *
4.4	Article 4B of our Amended and Restated Articles of Organization (Exhibit 4.1 to our registration statement on Form S-1, Registration No. 33-76420) *
4.5	Rights Agreement dated January 27, 1998 with BankBoston, N.A. (Exhibit 4(a) to our current report on Form 8-K, filed with the SEC on February 3, 1998) *
4.6	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (Exhibit 4 (b) to our current report on Form 8-K, filed with the SEC On February 3, 1998) *
4.7	Form of Rights Certificate (Exhibit 4 (c) to our current report on Form 8-K, filed with the SEC on February 3, 1998) *
4.8	Amended and Restated 1999 Equity Incentive Plan (included as Appendix A to the Company’s Proxy Statement for its 2005 annual meeting of stockholders, filed with the SEC on January 28, 2005) *
5.1	Legal Opinion of Craig Newfield, Esq.
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Craig Newfield, Esq. (contained in Exhibit 5.1)
24	Power of Attorney (contained on the signature page of this registration statement.)
_____________________
*
Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.